EXHIBIT 16.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303) 306-1967
Fax (303) 306-1944

November 4, 2013

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549-7561

Re: RegalWorks Media, Inc.
SEC File No. 000-52846

On November 1, 2013 my appointment as auditor for RegalWorks Media, Inc. (formerly AmerElite Solutions, Inc.) ceased. I have read RegalWorks Media, Inc.’s statements included under Item 4.01 of its Form 8-K dated November 4, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.
Certified Public Accountant